Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30913, 333-67677) of Greater Bay Bancorp of our report dated June 25, 2003 relating to the financial statements of Greater Bay Bancorp 401(k) Plan, which appears in this Form 11-K.

/s/    PricewaterhouseCoopers LLP

San Francisco, California

June 30, 2003